EXHIBIT 10.36

_______________________________________

Equity Pledge Agreement

_______________________________________

by and between

Heze Cablecom Network Technology Co., Ltd.

and

Liang Yue Jing

July 2007

Exhibits

1.	Exclusive Services Agreement
2.	Loan Agreement
3.	Equity Option Agreement
4.	Power of Attorney
5.	Trustee Arrangement Letter

Equity Pledge Agreement

This Equity Pledge Agreement (Agreement) is entered into on this July 20, 2007 in Heze, People’s Republic of China (PRC)

by and between

(1)

Heze Cablecom Network Technology Co., Ltd., a wholly foreign-owned enterprise legally established and validly existing under PRC law, with its registered address at West of Heping Road, Changjiang Road East, Heze, Shandong Province, PRC (Pledgee) ;

and

(2)

Liang Yue Jing, a PRC citizen, holder of identification card number 512925196403280023, whose residential address is at Room 334, Building No.7, Zhongguanchun, Haidian District, Beijing PR China (Pledgor).

WHEREAS:

A.

The Pledgor intends to establish a company, with its name as (Jinan Youxiantong Network Technology Co., Ltd.) (Jinan Youxiantong), engaged in technical services related to the Internet, computer software and hardware in the PRC, according to PRC law. The Pledgor will hold a 5% equity interest (as defined below) in Jinan Youxiantong after its establishment.

B.

The Pledgee and Jinan Youxiantong have entered into an Exclusive Services Agreement, dated July 16th, 2007, (Service Agreement). The Pledgor and the Pledgee’s affiliate China Cablecom Co., Ltd Hong Kong (Hong Kong Cablecom), a limited liability company incorporated under the laws of Hong Kong, have entered into a Loan Agreement, dated June 30th, 2007 (Loan Agreement) under which China Cablecom Co. Ltd. extends a loan of RMB 25,500 to the Pledgor for the Pledgor’s acquisition of the Equity Interest (Loan).

C.	China Cablecom Company Limited (Hong Kong) designates the Pledgee to receive the benefits of the Pledge hereunder in connection with the Pledgor’s obligation to repay the Loan.
D.

The Pledgor hereby agrees to pledge its Equity Interest to the Pledgee as security for the obligation of Jinan Youxiantong to pay the fees payable under the Service Agreement (Service Fees) and the obligation of the Pledgor to repay the Loan.

Equity Pledge Agreement

NOW, THEREFORE, the parties agree as follows:

I. DEFINITIONS AND INTERPRETATIONS

1.1	Unless otherwise indicated, the following terms in this Agreement shall have the following meanings:

Affiliate

means, as applied to any person, any other person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person, provided, however, that Jinan Youxiantong and its subsidiaries shall in no event be considered an Affiliate of the Pledgee for purposes of this Agreement;

Business Day

means a day other than a Saturday, a Sunday, a statutory holiday designated by the PRC State Council (subject to any annual adjustment by the PRC State Council designating working and non-working days before and after a statutory holiday) or a day on which the commercial banks in the PRC are authorized or obligated by applicable law to close;

Control

means (including its correlative meanings, “Controlling”, “Controlled by” and “under common Control with”) possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a person, and without limiting the generality of the foregoing, such ability shall be deemed to exist (i) when any person holds at least 50% of the outstanding voting securities or other ownership interests of such third person or (ii) over such person’s spouse, parent, child, sibling, mother-in-law and father-in-law, son- and daughter-in-law, brother- or sister-in-law, aunt, uncle, cousin, grandparent, grandchild and any person (other than employees) who shares such person’s accommodations;

Event of Default	means any of the events specified in Article 7.1;
Equity Interest	means the entire 50% of the registered capital of

Equity Pledge Agreement

Jinan Youxiantong legally held by the Pledgor and any additional equity interest in Jinan Youxiantong acquired by the Pledgor subsequent to the date hereof;
Notice of Default	means the notice of default issued by the Pledgee in accordance with this Agreement;
Obligation	shall have the meaning set forth in Article 5.5;
Pledge	shall have the meaning set forth in Article 2.1;
Pledged Collateral	shall have the meaning set forth in Article 2.1;
PRC	means the People’s Republic of China, which for purposes of this Equity Pledge Agreement, shall not include the Hong Special Administrative Region, Macau Special Administrative Region or Taiwan;
Secured Obligations

means (i) any obligation of the Pledgor to make a payment for Service Fees and interest accrued thereon to the Pledgee pursuant to any of the Service Agreements, (ii) all other debts, monetary liabilities or payment obligations of the Pledgor arising under or in relation to any of the Service Agreements that are owed to the Pledgee or any of its Affiliates, including, but not limited to, any obligation to pay damages for a breach of any obligation of the Pledgor under any of the Service Agreements, and (iii) the Pledgor’s obligation under the Loan Agreement, including the loan amount payable by the Pledgor thereunder;

Service Agreements	shall have the meaning set forth in the Recitals to this Agreement
Term of the Pledge	shall have the meaning set forth in Article III.
1.2

Interpretations A reference to a day herein is to a calendar day. Unless otherwise specified, a reference herein to an Article or Appendix is to an article or appendix of this Agreement. The use of one gender shall include the use of all genders. The use of the singular shall include the plural, and vice versa. The headings of the Articles and Appendices are for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement. The phrase “including” shall mean “including without limitation”.

Equity Pledge Agreement

II. PLEDGE AND ASSIGNMENT

2.1

The Pledgor hereby pledges and, if required, transfers and assigns all of his right, title and interest in the Equity Interest in Jinan Youxiantong to the Pledgee as security for all of the Secured Obligations (Pledge), and the performance of the Pledgor’s other obligations under the Equity Option Agreement between the Pledgor and the Pledgee, dated the date hereof (Equity Option Agreement), and grants a first priority security interest in, all right, title and interest which it has or may at any time hereafter acquire in and to the Equity Interest, together with all equity or other ownership interests representing a dividend on the Equity Interest, a distribution or return of capital upon or in respect of such Equity Interest, any subscription, first refusal, pre-emptive or other purchase rights with respect to or arising from such Equity Interest, any voting rights with respect to such Equity Interest or any other interest in Jinan Youxiantong which, by reason of notice or lapse of time or the occurrence of other events, may be converted into a direct equity interest in Jinan Youxiantong, and all proceeds of the foregoing (collectively, Pledged Collateral).

2.2	Immediately upon the occurrence of an Event of Default, the Pledgee shall be entitled, at the election of the Pledgee, to:
2.2.1	freely sell or receive payment of the proceeds from the auction or sale of the Equity Interest; or
2.2.2	exercise any and all other rights of a secured party with respect to the Pledged Collateral to the extent permitted under the laws of the PRC.
2.3	The Pledgee is entitled to collect dividends or other distributions, if any, arising from the Equity Interest.
2.4	The Pledgor shall take all action requested by the Pledgee in connection with the enforcement of the Pledge pursuant to Article 2.2, including, but not limited to:
2.4.1	executing all transfers, conveyances, assignments and assurances of any of the Pledged Collateral;
2.4.2	performing or causing the performance of all things necessary or desirable under the laws of the PRC to assist the Pledgee in enforcing the Pledge; and
2.4.3	giving all notices, orders, directions and consents which the Pledgee reasonably requests in connection with the enforcement of the Pledge.

III. SCOPE AND TERM OF THE PLEDGE

The Pledge of the Pledged Collateral shall secure all of the Secured Obligations. The Term of the Pledge shall commence on the date when the Pledge is recorded in the

Equity Pledge Agreement

Register of Shareholders of Jinan Youxiantong. The Term of the Pledge shall expire on the later of (1) the date on which the last surviving of the Service Agreements, the Loan Agreement and the Equity Option Agreement terminates and (2) the date on which all outstanding Secured Obligations are paid in full or otherwise satisfied.

IV. PHYSICAL POSSESSION OF DOCUMENTS

The Pledgor shall deliver the Certificate of Capital Contribution with respect to his interest in Jinan Youxiantong and the List of Shareholders of Jinan Youxiantong to the Pledgee within 7 days of the date of the execution of this Agreement and promptly following receipt thereof, shall deliver to the Pledgee any certificates or other documentation representing any new portion of the Equity Interest received after the date hereof or any other interests described in Article 2.1 acquired before or after the date of this Agreement.

V. PLEDGOR’S REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants, as follows:

5.1	it is the legal owner of the Equity Interest;
5.2	it fully understands the contents of the Service Agreement and has entered into this Agreement voluntarily;
5.3	all documents, materials and certificates provided by the Pledgor to the Pledgee hereunder are correct, true, complete and valid;
5.4

no consent, approval, or authorization of, or declaration, filing, or registration with, any foreign, national, state, provincial, regional, local, municipal, county or other governmental, quasi-governmental, administrative, judicial, regulatory or self-regulatory authority, body, agency, court, tribunal, commission, organization or other similar entity (including any branch, department, section or official thereof) (Governmental Entity) or any third party will be required to be made or obtained by the Pledgor in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

5. 5

the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation (each, an Obligation and collectively, Obligations) to which the Pledgor is a party or by which its property or assets

Equity Pledge Agreement

may be bound or affected, or (ii) violate any law or order applicable to the Pledgor;

5.6	when the Pledgee exercises its rights hereunder in accordance with the terms and conditions set forth in this Agreement, there shall be no intervention from any other parties;
5.7

it has not created any pledge, lien, charge, mortgage, encumbrance, option, security or other interest in or over the Equity Interest other than the Pledge created hereunder and the option granted under the Equity Option Agreement;

5.8	the Pledgee is entitled to dispose of or assign its rights under the Pledge in accordance with this Agreement; and
5.9

the Agreement has been duly and validly executed and delivered by the Pledgor, and constitutes a legally valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to general equitable principles.

VI. PLEDGEE’S REPRESENTATIONS AND WARRANTIES

The Pledgee hereby represents and warrants, as follows:

6.1	it has the right and the capability to execute and perform this Agreement;
6.2

it has obtained or will use reasonable efforts to obtain all necessary and appropriate approvals and authorizations in accordance with the requirements under applicable laws or regulations, to execute and perform this Agreement; and

6.3

to its knowledge, without having performed any inquiry, its execution and performance of this Agreement are not against any law or regulation, or any governmental approval, authorization or notice or other governmental document, which is binding upon it, nor are such execution and performance against any agreement to which it is a party, or any covenant made by it to any third party.

VII. PLEDGOR’S COVENANTS

7.1	General Covenants. During the term of this Agreement, the Pledgor covenants that it shall:
7.1.1

not transfer or assign the Pledged Collateral, or create or permit the creation of any pledge, lien, charge, mortgage, encumbrance, option, security or other interest in or over the Pledged Collateral, or cause at a shareholders’ meeting of Jinan Youxiantong, the adoption of any

Equity Pledge Agreement

resolution for the sale, transfer, pledge or any other manner of disposal of the Pledged Collateral or the approval or creation of any other security interest on the Pledged Collateral without the prior written consent of the Pledgee, except as otherwise provided in the Equity Option Agreement;

7.1.2

comply with and implement all laws and regulations with respect to the Pledge, deliver to the Pledgee all notices, orders or recommendations with respect to the Pledge and the Pledged Collateral issued or promulgated by competent government authorities within 5 days of receiving such notices, orders or recommendations and comply with such notices, orders or recommendations, or object to the foregoing at the reasonable request of the Pledgee or with the consent of the Pledgee; and

7.1.3

notify the Pledgee in a timely manner of any events or notices received by the Pledgor which may affect the Pledged Collateral or any portion of the Pledgee’s rights therein, and any events or notices which may change or effect any warranty, covenant or obligation of the Pledgor under this Agreement or which may affect the Pledgor’s performance of its obligations under this Agreement.

7.2

Filings and Notices The Pledgor agrees to promptly make or cause to be made any filings or recordations, give or cause to be given any notices and take or cause to be taken any other actions as may be necessary under the laws of the PRC to perfect the Pledge of the Pledged Collateral, including recording such Pledge in Jinan Youxiantong's shareholder register.

7.3

Enforcement The Pledgor covenants that the exercise by the Pledgee of its rights under this Agreement shall not be suspended, affected or impaired through legal procedures by the Pledgor or any successors of the Pledgor or any other parties.

7.4

Other Agreements The Pledgor covenants that in order to protect and perfect the Secured Obligations, the Pledgor shall execute in good faith, and cause other parties who have an interest in the rights granted under the Pledge to execute, all title certificates, contracts or other agreements and perform and cause other parties who have an interest in the rights granted under the Pledge to take any action as requested by the Pledgee, and facilitate the exercise by the Pledgee of its rights and authority provided in this Agreement.

7.5

Compensation The Pledgor covenants to comply with and perform all the warranties, covenants, guarantees, agreements, representations and conditions for the benefit of the Pledgee. The Pledgor shall compensate the Pledgee for any and all losses suffered as a result of the Pledgor’s failure to comply with or fully perform her warranties, covenants, guarantees, agreements, representations and conditions.

Equity Pledge Agreement

VIII. EVENT OF DEFAULT

8.1	Events of Default Each of the following shall constitute an Event of Default:
8.1.1

Jinan Youxiantong or the Pledgor fails to make full and timely payment of any amounts due under the Secured Obligations as scheduled under the Service Agreements or Loan Agreement, respectively or an Event of Default has occurred and is continuing pursuant to the Loan Agreement;

8.1.2	the Pledgor makes any misleading or untrue representations or warranties under Article V, or is in violation or breach of any of the representations and warranties under Article V;
8.1.3	the Pledgor breaches any of the covenants under Article VI;
8.1.4	the Pledgor breaches any other covenant, undertaking or obligation of the Pledgor set forth herein;
8.1.5	the Pledgor is unable to perform his obligations under this Agreement because of his death, emigration, change of citizenship, loss of capacity to act or any other reason;
8.1.6

the Pledgor relinquishes all or any part of the Pledged Collateral or transfers or assigns all or any part of the Pledged Collateral without the prior written consent of the Pledgee (except the transfers or assigns permitted hereunder);

8.1.7

any indebtedness, guarantee or other Obligation of the Pledgor, whether pursuant to a contract or otherwise, (i) is accelerated as a result of a default thereunder and is required to be repaid or performed prior to the scheduled date; or (ii) has become due and is not repaid or performed as scheduled and thereby causes the Pledgee to regard the Pledgor’s capacity to perform the obligations specified herein as having been adversely affected;

8.1.8	the Pledgor is incapable of repaying his debts as they become due;
8.1.9	this Agreement is illegal as a result of any applicable laws or the Pledgor is restricted from continuing to perform its obligations as specified herein;
8.1.10

any approval, permit, license or authorization from any applicable Governmental Entity (and registration or filing procedure) required for Jinan Youxiantong to provide cable services, or any other license, permit, approval or authorization required for provision of information services via the Internet in the PRC is withdrawn, suspended, invalidated or materially amended;

Equity Pledge Agreement

8.1.11

any approval, permit, license or authorization from any applicable government authority required to perform this Agreement or make this Agreement enforceable, legal and valid is withdrawn, suspended, invalidated or materially amended; or

8.1.12	any property owned by the Pledgor is altered or damaged and thereby causes the Pledgee to deem that the capability of the Pledgor to perform the obligations stated herein have been adversely affected.
8.2

Written Notice The Pledgor shall immediately provide written notice to the Pledgee if the Pledgor becomes aware of, or finds that, any event under Article 7.1 or any events that may result in the foregoing events have happened or are occurring.

8.3

Notice of Default Unless the Event of Default has been resolved to the Pledgee’s satisfaction within 5 Business Days of Pledgee’s discovery of the default, or receipt from the Pledgor of written notice of default, whichever is earlier, the Pledgee may, at any time thereafter, provide a written Notice of Default to the Pledgor and exercise its rights under the Pledge in accordance with Article IX.

IX. EXERCISE OF THE RIGHTS OF THE PLEDGEE

9.1

Pledgee’s Approval. Except as otherwise provided in the Equity Option Agreement, the Pledgor shall not transfer, assign or dispose of in any manner the Pledged Collateral without the prior written approval of the Pledgee prior to the full repayment of all amounts due under the Secured Obligations and the full satisfaction and discharge of all outstanding Secured Obligations.

9.2	Notice of Default The Pledgee shall deliver a Notice of Default to the Pledgor when the Pledgee exercises its rights under the Pledge.
9.3	Time of Exercise Subject to Article 8.3, the Pledgee may exercise its rights under the Pledge concurrently with or at any time after the issuance of a Notice of Default in accordance with Article 8.3.
9.4

Priority In an Event of Default, the Pledgee shall have the right in its sole discretion to dispose of the Pledged Collateral in whole or in part in accordance with legal procedures (including negotiated transfer, auction or sale of the Pledged Collateral) and shall have absolute priority in receiving payment from the proceeds of the Pledged Collateral in accordance with Article 2.2 until all of the Secured Obligations have been satisfied in full. The Pledgee shall have the right to bid in any auction or sale of the Pledged Collateral.

9.5

Assistance The Pledgor shall not hinder the Pledgee in exercising any of its rights under the Pledge in accordance with this Agreement and shall give all necessary assistance to enable the Pledgee to affect its rights under the Pledge.

Equity Pledge Agreement

X. TRANSFER OR ASSIGNMENT

10.1

Pledgee’s Consent. The Pledgor may not transfer or assign his rights and obligations herein without prior written consent from the Pledgee except to the extent otherwise provided in the Equity Option Agreement.

10.2	Successors and Assigns This Agreement shall be valid and binding upon the Pledgor and his successors and assigns and shall be enforceable by the Pledgee and its successors and assigns.
10.3

Assignment by the Pledgee The Pledgee may transfer or assign at any time any and all of its rights and obligations under this Agreement to its designated person(s) (legal or natural), in which case the assignees shall have the rights and obligations of the Pledgee under this Agreement, as if it were a party to this Agreement. If the Pledgee changes as the result of a transfer or assignment, the new parties to the Pledge shall execute a new pledge contract.

XI. TERMINATION

This Agreement shall not terminate until the Term of the Pledge expires pursuant to Article III herein. In such circumstances, the Pledgee shall cancel or terminate this Agreement within a reasonable time.

XII. FEES AND OTHER CHARGES

12.1

Fees of this Agreement The Pledgee shall be responsible for all fees and expenditures in relation to this Agreement including but not limited to legal fees, costs of preparation, stamp tax and any other taxes and charges. If the Pledgor pays the relevant taxes or fees in accordance with the law, the Pledgee shall fully indemnify the Pledgor for the payment of such taxes and fees, provided that the Pledgors provide Pledgee with receipts and invoices, satisfactory to Pledge’s sole discretion of the payments of such taxes and fees.

12.2

Fees for the Pledge The Pledgee shall be responsible for all the fees (including but not limited to any taxes, management fees, litigation fees, attorney’s fees, and various insurance premiums) in connection with the disposition of the Pledge incurred by the Pledgee. If the Pledgor pays the relevant taxes or fees in accordance with the law, the Pledgee shall fully indemnify the Pledgor for the payment of such taxes and fees, provided that the Pledgors provide Pledgee with receipts and invoices, satisfactory to Pledgee’s sole discretion, of the payments of such taxes and fees.

Equity Pledge Agreement

XIII. CONFIDENTIALITY

13.1

Confidential Information Each party (Receiving Party) shall keep confidential and not disclose to any third party in any manner whatsoever, in whole or in part, any information, including any information obtained by any of its directors, officers, employees, agents, consultants advisors or other representative, including legal counsel, accountants, tax specialists and financial advisors (collectively, the Representatives) in connection with the exercise of such party’s rights under this Agreement, information developed and relating to new products, product plans, product designs, customers, technology, computer codes, trade secrets, pricing, know-how, inventions, techniques, programs, algorithms, schematics, documentation, business opportunities, processes, and practices, and information about the other party’s assets and operations that such party has acquired through the negotiations or due diligence or other investigations in connection with this Agreement and the transactions contemplated hereby (collectively, Confidential Information), and Confidential Information may not be used by any party other than in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, each party may disclose or use information which:

13.1.1

is proven by reasonable objective evidence to have been already in the Receiving Party’s possession before such disclosure, provided that such information is not known by the Receiving Party to be subject to another confidentiality agreement with, or other obligation of confidentiality to, a party to this Agreement;

13.1.2	becomes generally available to the public other than as a result of a disclosure by the disclosing or Receiving Party;
13.1.3

becomes available to the Receiving Party on a non-confidential basis from a source which is not known by the Receiving Party to be bound by a confidentiality agreement with, or other obligation of confidentiality to, a party to this Agreement; or

13.1.4

is required to be disclosed in connection with compliance with any applicable law or the rules of any governmental entity, provided that the Receiving Party shall cooperate with the disclosing party to minimize the disclosure to the extent practicable, and provided further, that the Pledgee must give prior written consent to any disclosure required of the Pledgor, and the Pledgor will make its best efforts not to comply with any such request for information from any governmental entity in any case in which the Pledgor is notified by the Pledgee that the Pledgee has a good faith belief that such disclosure is not required by PRC law.

13.2

Duty to Protect Each party shall deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own information intended to remain exclusively within its knowledge (and in no event shall it exercise less than reasonable care) and shall take reasonable steps to minimize the risk of disclosure of such Confidential

Equity Pledge Agreement

Information and information concerning this Agreement by ensuring that only its officers, directors and employees and the officers, directors and employees of its professional advisers (and no other persons) who have a bona fide “need to know” such Confidential Information for purposes permitted or contemplated hereby (Authorized Persons), shall have access thereto, and shall cause such Authorized Persons to treat such Confidential Information in confidence as provided herein. All Confidential Information remains the property of the disclosing party. Upon expiry or termination for any reason of this Agreement, the Receiving Party shall promptly return to the disclosing party all originals and copies of any material in any form containing or representing Confidential Information, including all computer codes, discs, drawings, specifications, manuals and other printed or reproduced material (including information stored on machine readable media), or shall destroy, to the extent practicable, the same at the request of the disclosing party.

13.3

Permitted Disclosure This Agreement or its contents may be disclosed as required by law or the rules of any securities exchange or any governmental entity to which the disclosing party is subject, as contemplated by Article 12.1.4, or submits or as necessary for confirming the application of such law or rules, provided that the disclosing party shall use its reasonable efforts to secure that its contents be held confidential and will only disclose such information after notice to, and consultation with, the other party, to the extent practicable.

13.4	Survival of Confidentiality The undertakings in connection with Confidential Information set forth in this Article 12 shall survive for 5 years after the termination or expiration of this Agreement.

XIV. NOTICE AND EFFECTIVE DELIVERY

14.1

Notice All notices or other communications required or permitted to be given under this Agreement shall be in writing in English and shall be deemed to have been duly given and received on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (provided, that a copy of such facsimile and transmission confirmation is delivered by means other than facsimile within 5 days of the delivery of the facsimile), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties as follows:

If to the Pledgee:

Address:	[•]
Tel:	[•]
Fax:	[•]
Attn:	[•]

If to the Pledgor:

Equity Pledge Agreement

Address:	[•]
Tel:	[•]
Fax:	[•]
Attn:	[•]

or, as to each party, at such other address or number as shall be designated by such party in a notice to the other party containing the new information in the same format as the information set out above.

XV. GOVERNING LAW

This Agreement shall be deemed to be made, and in all respects shall be interpreted, construed and governed by, and in accordance with PRC laws.

XVI. DISPUTE RESOLUTION

16.1	If any dispute arises out of or in connection with this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.
16.2	If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, either party may submit the dispute to arbitration as follows:
16.2.1

All disputes arising out of, or in regard to this Agreement shall be submitted to China International Economic and Trade Arbitration Commission which shall be conducted by three (3) arbitrators in Beijing in accordance with the Commission’s arbitration rules;

16.2.2

The arbitration shall be conducted in the Chinese language, with the arbitral award being final and binding upon the Parties. The cost of arbitration shall be allocated upon the determination of the arbitrators.

16.3

When any dispute is submitted to arbitration, the parties shall continue to perform their obligations under this Agreement, unless the disputes are related to the effectiveness or the termination of the Agreement.

Equity Pledge Agreement

XVII. MISCELLANEOUS

17.1

Amendment or Supplement This Agreement shall be amended or supplemented only by a written instrument signed by each of the parties hereto. The parties shall each obtain all requisite authorizations and approvals to give effect to the amendment or supplement.

17.2

No Waiver. Unless otherwise agreed upon by the parties in writing, any failure or delay on the part of either party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

17.3

Severability The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

17.4	Successors This Agreement shall be valid and binding on the parties hereto, their successors and permitted assigns.
17.5

Third Party Rights Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Pledgor, the Pledgee and the Pledgee’s Affiliates, any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Pledgor, the Pledgee and the Pledgee’s Affiliates and their successors and permitted assigns.

17.6

Entire Agreement This Agreement and its exhibits, the Exclusive Services Agreements, the Loan Agreement, the Equity Option Agreement, the Power of Attorney from the Pledgor in favor of About International’s Designee, and the Trustee Arrangement Letter shall constitute the entire agreement between the parties in respect of the subject matter hereof and shall supersede any previous discussions, negotiations and agreements related thereto.

17.7

Counterparts For the convenience of the parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute 1 and the same agreement.

17.8	Language This Agreement is prepared in 2 sets of originals in English. Each party will retain 1 set of originals.

Equity Pledge Agreement

IN WITNESS WHEREOF, each of the parties hereto has duly executed or has caused this Agreement to be duly executed in its name and on its behalf by an officer or representative duly authorized, on the day and year first above written.

Pledgee:	Heze Cablecom Network Technology Co., Ltd.	Pledgor:
By:	/s/ Clive Ng	By:	/s/ Liang Yue Jing
Name:	Clive Ng	Name:	Liang Yue Jing
Title:	Chairman	PRC ID No:
Corporate Seal:

Equity Pledge Agreement